UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 20, 2014

Date of Report (Date of earliest event reported)

SPORTS MEDIA ENTERTAINMENT CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-33933	88-0319470
(State or other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

2929 East Commercial Blvd., Suite Ph-D

Fort Lauderdale, Florida 33308

(Address of Principal Executive Offices) (Zip Code)

954-440-4678

(Registrant's telephone number, including area code)

1 Tara Blvd., Suite 200, Nashua, NH 03062

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5.  Corporate Governance and Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2014, Justin Frere resigned from the Board of Directors and as Chief Financial Officer and Treasurer of Sports Media Entertainment Corp. (the “Company”). Mr. Frere’s resignation was not due to any disagreements between him and the Company.

On November 20, 2014, the Board of Directors of the Company appointed Timothy S. Hart, CPA as Chief Financial Officer, Treasurer and Director of the Company. Mr. Hart was appointed as Interim Director and Interim CEO of the Company on November 14, 2014. Following today’s appointment Mr. Hart’s appointment as a Director is confirmed.

Timothy S. Hart, CPA Business Experience

Mr. Hart has over thirty years of accounting and finance experience including 10 years with KPMG. Most recently, Mr. Hart expanded his private practice to form R3 Accounting LLC. Mr. Hart has extensive experience dealing with SEC and other regulatory matters, such as initial and secondary public offerings, private placements, formulating responses to various SEC inquiries, compliance with SEC reporting requirements, dealing with banks, private investors and investment bankers in obtaining debt and/or equity financing, and appearing before the IRS representing clients on IRS audits. He also has widespread experience with mergers and acquisitions, including transactional documentation, back and front office systems implementations for small to medium sized businesses, business consulting with small public and private companies and their executives and various other accounting, finance and tax services. Mr. Hart holds a bachelors degree in Accountancy, Economics and Business Administration from Thomas More College, and has been a certified public accountant since 1984. He is also former Chairman of the Chamber of Commerce for Oakland Park/Wilton Manor.

There is no arrangement or understanding between Mr. Hart and any other person pursuant to which they were selected to serve the Company, nor does Mr. Hart have a family relationship with any director, executive officer or person nominated as such of the Company.

Since the beginning of the Company’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Hart, or members of their immediate family, had or will have a direct or indirect material interest.

SECTION 7.  Regulation FD

Item 7.01

Regulation FD Disclosure.

Except for the historical information presented in this document, the matters discussed in this Form 8-K, or otherwise incorporated by reference into this document, contain “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements are identified by the use of forward-looking terminology such as “believes,” “plans,” “intend,” ”scheduled,” “potential,” “continue,” “estimates,” “hopes,” “goal,” “objective,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by the Registrant. The reader is cautioned that no statements contained in this Form 8-K should be construed as a guarantee or assurance of future performance or results. These forward-looking statements involve risks and uncertainties, including those identified within this Form 8-K. The actual results that the Registrant achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and the Registrant assumes no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by the Registrant in this Form 8-K and in the Registrant's other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Registrant's business.

Note: Information in this report furnished pursuant to Item 7 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this current report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this current report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this current report contains is material investor information that is not otherwise publicly available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTS MEDIA ENTERTAINMENT CORP.

Date: November 21, 2014	By:	/s/ Timothy S. Hart
Timothy S. Hart
Director and Interim Chief Executive Officer